Exhibit 4(a)
                                                                Conformed Copy



                              JOHNSON & JOHNSON

                                     AND

                        HARRIS TRUST AND SAVINGS BANK,
                                  as Trustee


                                  ---------

                                  INDENTURE

                        Dated as of September 15, 1987





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                               TABLE OF CONTENTS

Article    Section                          Heading                      Page
- -------    -------                          -------                      ----

   1                DEFINITIONS AND INCORPORATION BY
                      REFERENCE                                            1
             1.01   Definitions                                            1
             1.02   Other Definitions                                      2
             1.03   Incorporation by Reference of Trust
                      Indenture Act                                        3
             1.04   Rules of Construction                                  3

   2                THE SECURITIES                                         3
             2.01   Unlimited in Amount, Issuable in
                      Series, Form and Dating                              3
             2.02   Execution and Authentication                           5
             2.03   Registrar and Paying Agent                             6
             2.04   Paying Agent to Hold Money in Trust                    6
             2.05   Securityholder Lists                                   6
             2.06   Transfer and Exchange                                  6
             2.07   Replacement Securities                                 7
             2.08   Outstanding Securities                                 7
             2.09   Treasury Securities                                    7
             2.10   Temporary Securities                                   8
             2.11   Cancellation                                           8
             2.12   Defaulted Interest                                     8

   3                REDEMPTION                                             8
             3.01   Notices to Trustee                                     8
             3.02   Selection of Securities to be Redeemed                 9
             3.03   Notice of Redemption                                   9
             3.04   Effect of Notice of Redemption                        10
             3.05   Deposit of Redemption Price                           10
             3.06   Securities Redeemed in Part                           10

   4                COVENANTS                                             10
             4.01   Payment of Securities                                 10
             4.02   SEC Reports                                           10
             4.03   Compliance Certificate                                10
             4.04   Further Covenants                                     11

   5                SUCCESSORS                                            11
             5.01   When Company May Merge, etc.                          11

   6                DEFAULTS AND REMEDIES                                 11
             6.01   Events of Default                                     11
             6.02   Acceleration                                          12
             6.03   Other Remedies                                        13
             6.04   Waiver of Past Defaults                               13
             6.05   Control by Majority                                   13
             6.06   Limitation on Suits                                   13
             6.07   Rights of Holders to Receive Payment                  14

                              TABLE OF CONTENTS

Article    Section                          Heading                      Page
- -------    -------                          -------                      ----

             6.08   Collection Suit by Trustee                            14
             6.09   Trustee May File Proofs of Claim                      14
             6.10   Priorities                                            14
             6.11   Undertaking for Costs                                 15

   7                TRUSTEE                                               15
             7.01   Duties of Trustee                                     15
             7.02   Rights of Trustee                                     16
             7.03   Individual Rights of Trustee                          17
             7.04   Trustee's Disclaimer                                  17
             7.05   Notice of Defaults                                    17
             7.06   Reports by Trustee to Holders                         17
             7.07   Compensation and Indemnity                            17
             7.08   Replacement of Trustee                                18
             7.09   Successor Trustee by Merger, etc.                     19
             7.10   Eligibility; Disqualification                         19
             7.11   Preferential Collection of Claims
                      Against Company                                     20

   8                DEFEASANCE                                            20
             8.01   Termination of Company's Obligations                  20
             8.02   Application of Trust Money                            21
             8.03   Repayment to Company                                  21

   9                AMENDMENTS AND WAIVERS                                22
             9.01   Without Consent of Holders                            22
             9.02   With Consent of Holders                               22
             9.03   Compliance with Trust Indenture Act                   23
             9.04   Revocation and Effect of Consents                     23
             9.05   Notation on or Exchange of Securities                 23
             9.06   Trustee Protected                                     23
             9.07   Record Date                                           23

  10                MISCELLANEOUS                                         24
            10.01   Trust Indenture Act Controls                          24
            10.02   Notices                                               24
            10.03   Communications by Holders with
                      Other Holders                                       24
            10.04   Certificate and Opinion as to
                      Conditions Precedent                                24
            10.05   Statements Required in Certificate
                      or Opinion                                          24
            10.06   Rules by Trustee and Agents                           25
            10.07   Action by Holders                                     25
            10.08   Legal Holidays                                        25
            10.09   No Recourse Against Others                            26
            10.10   Duplicate Originals                                   26
            10.11   Addresses                                             26
            10.12   Governing Law                                         26

Signatures                                                                27

Appendix 1 - Further Covenants




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                            CROSS-REFERENCE TABLE

    TIA Section                               Indenture Section
    -----------                               -----------------
     310(a)(1)                                7.10
        (a)(2)                                7.10
        (a)(3)                                N.A.
        (a)(4)                                N.A.
        (b)                                   7.08; 7.10; 10.02
        (c)                                   N.A.
     311(a)                                   7.11
        (b)                                   7.11
        (c)                                   N.A.
     312(a)                                   2.05
        (b)                                  10.03
        (c)                                  10.03
     313(a)                                   7.06
        (b)(1)                                N.A.
        (b)(2)                                7.06
        (c)                                  10.02
        (d)                                   7.06
     314(a)                                   4.02; 10.02
        (b)                                   N.A.
        (c)(1)                               10.04
        (c)(2)                               10.04
        (c)(3)                                N.A.
        (d)                                   N.A.
        (e)                                  10.05
        (f)                                   N.A.
     315(a)                                   7.01(b)
        (b)                                   7.05; 10.02
        (c)                                   7.01(a)
        (d)                                   7.01(c)
        (e)                                   6.11
     316(a)(last sentence)                    2.09
        (a)(1)(A)                             6.05
        (a)(1)(B)                             6.04
        (a)(2)                                N.A.
        (b)                                   6.07
     317(a)(1)                                6.08
        (a)(2)                                6.09
        (b)                                   2.04
     318(a)                                  10.01

                          N.A. means not applicable.

     INDENTURE dated as of September 15, 1987, between JOHNSON & JOHNSON, a New Jersey corporation ("Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois corporation ("Trustee").

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series ("Securities"), established as in this Indenture provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of each series of the Securities.

                                  ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

     "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     "Holder" or "Securityholder" means a person in whose name a Security is registered.

     "Indenture" means this Indenture as supplemented or amended from time to time.

     "interest," when used with respect to any Security which by its terms bears interest only after maturity, means interest payable after maturity.

     "Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer or any Assistant Treasurer of the Company.

     "Officer's Certificate" means a certificate signed by an Officer.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "principal" of a Security means the principal of the Security plus any premium on the Security.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described above issued under this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
(Section Marks)77aaa-77bbbb) as in effect on the date shown above, except as provided in Section 9.03.

     "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.02.  Other Definitions.
               ------------------

          Term                                 Defined in Section
          ----                                 ------------------

    "Bankruptcy Law"                                  6.01
    "Consolidated Net Tangible Assets"                4.04
    "Custodian"                                       6.01
    "Event of Default"                                6.01
    "Funded Debt"                                     4.04
    "Government Obligations"                          8.01
    "Legal Holiday"                                  10.07
    "Lien"                                            4.04
    "Paying Agent'                                    2.03
    "Registrar"                                       2.03
    "Restricted Property"                             4.04
    "Sale and Leaseback Transaction"                  4.04
    "Subsidiary"                                      4.04
    "Value"                                           4.04

     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Whenever this Indenture incorporates by reference a provision in TIA Sections 310-318(a) containing the statement "the indenture to be qualified" followed by the words "shall" or "may," in turn followed (not always immediately) by the words "require," "provide" or "contain," each such provision, including related definitions and rules of construction, is hereby adopted as a provision of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;
          "indenture security holder" means a Securityholder;
          "indenture to be qualified" means this Indenture;
          "indenture trustee" or "institutional trustee" means the
            Trustee;
          "obligor" on the indenture securities means the Company.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

     Section 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

                                  ARTICLE 2
                                THE SECURITIES

     Section 2.01. UnLimited in Amount, Issuable in Series, Form and Dating. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. With respect to the Securities of any series, there shall be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance thereof:

          (1) the title of the Securities, which shall distinguish the Securities from the Securities of any other series;

          (2) any limit upon the aggregate principal amount of Securities which may be issued;

          (3) the date on which the principal of the Securities is payable;

          (4) whether the Securities are to bear interest, and if so, the rate thereof or the manner in which such rate shall be determined, the date from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for determination of Holders to whom interest is payable;

          (5) the place where the principal of or interest on the Securities shall be payable;

          (6) any terms and conditions upon which the Securities may be redeemed at the option of the Company, pursuant to any sinking fund or otherwise;

          (7) any obligation of the Company to redeem the Securities (pursuant to any sinking fund, at the option of a Holder thereof, or otherwise) and the terms and conditions upon which the Securities shall be redeemed pursuant to such obligation;

          (8) the denominations in which the Securities shall be issuable;

          (9) if other than the principal amount thereof, the portion of the principal amount of the Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

          (10) any Events of Default or covenants with respect to the Securities, if not set forth herein;

          (11) the currency or foreign currency unit in which payment of the principal of or interest on the Securities shall be payable;

          (12) if the Principal of or interest on the Securities are to be payable, at the election of the Company or a Securityholder, in a currency other than the currency in which the Securities are denominated, the terms and conditions upon which such election may be made and the method for determining amounts payable;

          (13) if the amount of payments of principal of or interest on the Securities may be determined with reference to an index, the manner in which such amounts shall be determined;

          (14) any other terms; and

          (15) the form of the Security.

     All Securities of any series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any such indenture supplemental hereto. At the option of the Company, interest on the Securities of any series that bears interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the register of Securities referred to in
Section 2.03.

     The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.

     Section 2.02. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue upon a written order of the Company signed by an Officer.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

     Section 2.03. Registrar and Paying Agent. With respect to each series of Securities, the Company shall maintain an office or agency where Securities of that series may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities of that series may be presented for payment ("Paying Agent"). The Registrar for a series of Securities shall keep a register of the Securities of that series and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents for each series of Securities. The term "Paying Agent" includes any additional paying agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent for any series of Securities, the Trustee shall act as such.

     Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent for a series of Securities, other than the Trustee, to agree in writing that the Paying Agent will hold in trust for the benefit of the Securityholders of that series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities of that series, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

     Section 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders, by series. If the Trustee is not the Registrar for any series of Securities, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders of that series.

     Section 2.06. Transfer and Exchange. Where Securities are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of such Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 9.05 and not if such fee is contrary to the requirements of any stock exchange on which the Securities are listed. The Company may require the payment of an amount sufficient to cover any tax or other governmental charge in connection with a transfer or exchange. The Company shall not be required
(1) to register the transfer of or exchange of any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series and ending at the close of business on the day of such mailing, or (2) to register the transfer of or to exchange any Security so selected for redemption in whole or in part.

     Section 2.07. Replacement Securities. If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee and the Company are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an obligation of the Company.

     Section 2.08. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

     Section 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

     Section 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

     Section 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

     Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on any series of Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders of such Securities on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to Securityholders affected thereby a notice that states the special record date, payment date, and amount of interest to be paid.

                                  ARTICLE 3
                                  REDEMPTION

     Section 3.01. Notices to Trustee. If the Company wants to redeem any Securities pursuant to optional redemption provisions of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company's notice shall specify the provisions of the Securities pursuant to which it wants to effect the redemption. Any such notice shall be revocable by the Company by notice to the Trustee which is received by the Trustee before the Trustee notifies Securityholders under
Section 3.03.

     If the Company wants to reduce the principal amount of Securities to be redeemed pursuant to mandatory redemption provisions of any Securities, it shall notify the Trustee of the amount of the reduction and the basis for it. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver the Securities with the notice.

     Except as may be otherwise provided in particular Securities, the Company shall give each notice provided for in this Section at least 50 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

     Section 3.02. Selection of Securities to be Redeemed. If less than all the Securities of any series are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of any stock exchange on which the Securities are listed and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days before the redemption date from Securities of that series which are outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum authorized denomination for the Securities of the series to be redeemed, subject to any limitations in the Securities. Except as otherwise provided as to any particular series of Securities, Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for Securities of the series to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and the provision of the Securities under which the redemption is being effected and, in addition, shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

          (5) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed to Holders, Securities called for redemption become due and payable on the redemption date at the redemption price.

     Section 3.05. Deposit of Redemption Price. On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

     Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE 4
                                  COVENANTS

     Section 4.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

     The Company shall pay interest on overdue principal at the rate borne by the Securities (or if the Securities are original issue discount Securities, at the rate specified in such Securities); it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Any provision of this Indenture or any Security which obligates the Company to make a payment on a particular date shall mean that the Company is obligated to make the payment in funds which will be available on such date.

     Section 4.02. SEC Reports. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA (Section Mark)314(a).

     Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating whether or not the signer knew of any Default that occurred during the fiscal year. If the signer does know of a Default, the certificate shall describe the Default and its status. The certificate need not comply with Section 10.05.

     Section 4.04. Further Covenants. With respect to each series of Securities and the period during which Securities of that series are outstanding, unless otherwise provided with respect to any particular series of Securities, the Company shall perform each of the further covenants appearing in Appendix 1, which is part of this Article 4.

                                  ARTICLE 5
                                  SUCCESSORS

     Section 5.01. When Company May Merge, etc. The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

          (1) the person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

          (3) immediately after the transaction no Default exists.

     The surviving, transferee or lessee corporation shall be the successor Company. The predecessor Company (A) in the case of a transfer shall be released from the obligation to pay the principal of and interest on the Securities and (B) in the case of a lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                                  ARTICLE 6
                            DEFAULTS AND REMEDIES

     Section 6.01. Events of Default. An "Event of Default" occurs with respect to Securities of any series if:

          (1) the Company defaults in the payment of interest on any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of any Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;

          (3) the Company fails to comply with any of its other agreements in the Securities of that series or this Indenture and the Default continues for the period and after the notice specified below;

          (4) the Company pursuant to or within the meaning of any Bankruptcy
     Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy law that:

               (A) is for relief against the Company in an involuntary case,

               (B) appoints a Custodian of the Company or for all or substantially all of its property, or

               (C) orders the liquidation of the Company,

               and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) is not an Event of Default as to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of the Securities of that series notify the Company of the Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     Section 6.02. Acceleration. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities of that series by notice to the Company and the Trustee, may declare the principal of (or, in the case of original issue discount Securities, such lesser amount as may be provided in the Securities) and accrued interest on all the Securities of the series to be due and payable. Upon such declaration the principal (or such lesser amount) and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities of that series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

     Section 6.03. Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of that series or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities of any series by notice to the Trustee may waive an existing Default with respect to that series, and its consequences, except a Default in the payment of the principal of or interest on any Security of that series.

     Section 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to that series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

     Section 6.06. Limitation on Suits. A Holder of Securities of any series may pursue a remedy with respect to this Indenture or such Securities only if:


          (1) the Holder gives to the Trustee notice of a continuing Event of Default with respect to that series;

          (2) the Holders of at least 25% in principal amount of the Securities of that series make a request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Securities of that series do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. However, nothing contained herein shall be deemed to authorize the Trustee to approve on behalf of any Securityholder any plan of reorganization affecting any Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article with respect to any series of Securities, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Securityholders for amounts due and unpaid on the Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

          Third: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities of any series.

                                  ARTICLE 7
                                   TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing with respect to Securities of any series, the Trustee shall in connection therewith exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default with respect to Securities of any series:

          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others;

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee may refuse to take any action at the direction of Securityholders pursuant to Section 6.05 unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02. Rights of Trustee.

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture, provided that such certificate or opinion shall not be requested at a time or in a manner which could reasonably be expected to delay any action required by this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

     Section 7.05. Notice of Defaults. If a Default with respect to Securities of any series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of Securities of that series a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     Section 7.06. Reports by Trustee to Holders. Within 60 days after each anniversary of the date of this Indenture, the Trustee shall mail to each person entitled thereto under TIA (Section Mark)313(c) a brief report dated as of such reporting date that complies with TIA (Section Mark)313(a). The Trustee also shall comply with TIA (Section Mark)313(b)(2).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law regarding the compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence, wilful misconduct or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any series may remove the Trustee with respect to that series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to the Securities of one or more series if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) any Custodian or any receiver, trustee, assignee, liquidator or similar official acting under any law relating to bank insolvency takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     With respect to any series of Securities, if the Trustee resigns or is removed or if a vacancy exists in the office of

Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities of that series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of a series affected thereby may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder of a series affected thereby may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders of each series affected thereby. The retiring Trustee shall promptly transfer to the successor Trustee all property held by it as Trustee of the series of Securities as to which it is retiring, subject to the lien provided for in Section 7.07.

     Section 7.09. Successor Trustee by Merger etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA (Section Mark)310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000. The Trustee is subject to TIA (Section Mark)310(b), including the optional provision permitted by the second sentence of TIA (Section Mark) 310(b)(9). For the purpose of determining whether a series of Securities issued under this Indenture is excluded from the operation of TIA (Section Mark) 310(b) with respect to another series by reason of the proviso of TIA
(Section Mark)310(b)(1), each series of Securities shall be treated as having been issued under a separate indenture each of which specifically excludes the others from the operation of TIA (Section Mark)310(b), it being intended that the Trustee not be deemed to have any conflicting interests as a result of acting as Trustee with respect to more than one of the several series of Securities contemplated by this Indenture.

     Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA (Section Mark)311(a), excluding any creditor relationship listed in TIA (Section Mark)311(b). A Trustee who has resigned or been removed is subject to TIA (Section Mark)311(a) to the extent indicated.

                                  ARTICLE 8
                                  DEFEASANCE

     Section 8.01. Termination of Company's Obligations. At any time after the applicable conditions set forth below have been satisfied, at the Company's option, either (1) the Company shall be Discharged from its obligations with respect to any series of Securities or (2) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.04 and 5.01 with respect to any series of Securities:

          (A) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of the series (i) money in an amount, or
     (ii) Government Obligations which through the payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or
     (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)), of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of (including mandatory redemption payments) and interest on the outstanding Securities of the series on the dates the installments of principal or interest are due;

          (B) no Default or Event of Default with respect to the Securities of the series shall have occurred and be continuing on the date of such deposit; and

          (C) the Company shall have delivered to the Trustee an opinion of nationally recognized independent tax counsel to the effect that Holders of the Securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if the option had not been exercised, provided that, if the Company's obligations with respect to the Securities of the series are being Discharged, such opinion shall be based upon at least one of the following authorities (issued, enacted or promulgated after the date of this Indenture), substantially on point and to the foregoing effect: (i) a public ruling of the Internal Revenue Service, (ii) a private ruling of the Internal Revenue Service issued to the Company with respect to the Securities, (iii) a provision of the Internal Revenue Code, or (iv) a final regulation promulgated by the Department of the Treasury.

"Discharged" means that the Company shall be deemed to have paid and discharged the entire debt represented by, and obligations under, the Securities of the series and to have satisfied all the obligations under this Indenture relating to the Securities of the series, except

          (1) the rights of Holders of Securities of the series to receive, from the trust fund described in clause (A) above, payment of the principal of and interest on the Securities when due,

          (2) the Company's obligations with respect to the Securities under Sections 2.03, 2.06, 2.07 and 8.02, and

          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

     After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     With respect to a series of Securities "Government Obligations" means
(1) direct obligations of the government which issued the currency in which the Securities of the series are denominated, for the payment of which the full faith and credit of such government is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the government.

     Section 8.02. Application of Trust Money. The Trustee shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the timely payment of principal of and interest on the Securities of the series with respect to which the deposit was made.

     Section 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                  ARTICLE 9
                            AMENDMENTS AND WAIVERS

     Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Section 5.01;

          (3) to provide for uncertificated Securities for all or part of any series of Securities;

          (4) to provide for Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

          (5) to make any change that does not adversely affect the rights of any Securityholder;

          (6) to provide for the issuance of and establish the form and terms of Securities of any series; or

          (7) to add to or change any of the provisions of this Indenture in order to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

     Section 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or any of the Securities with the written consent of the Holders of a majority in principal amount of the Securities affected (acting as one class). The Holders of a majority in principal amount of the Securities of any series by notice to the Trustee may waive, in respect of such series, compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security;

          (4) make any Security payable in a currency not specified or described in the Security; or

          (5) make any change in Section 6.04, 6.07 or 9.02 (third sentence).

     After an amendment or waiver under this Section becomes effective, the Company shall mail to affected Securityholders a notice briefly describing the amendment.

     Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, unless a record date shall have been established pursuant to Section 9.07, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

     Section 9.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities affected thereby may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

     Section 9.06. Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights.

     Section 9.07. Record Date. The Company is authorized to fix a record date for the purpose of determining Securityholders whose consents will be required for any amendment or waiver and the Trustee is authorized to accept such consents if received within 60 days after such record date.

                                  ARTICLE 10
                                MISCELLANEOUS

     Section 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 10.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 10.11. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient giving of such notice.

     Section 10.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA (Section Mark)312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (Section Mark)312(c).

     Section 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or rendering such opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 10.07. Action by Holders. Whenever this Indenture specifies that an action shall or may be taken or authorized by the Holders of a specified portion of the principal amount of the Securities of any series, it is intended that such action be taken or authorized by the Holders of the specified portion of the principal amount of the Securities of the series which are considered outstanding pursuant to Section 2.08. In determining whether the Holders of the requisite portion of the principal amount of the Securities of any series have authorized any action, the principal amount of an original issue discount Security for such purpose shall be the amount that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.

     Section 10.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     Section 10.09. No Recourse Against Others. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

     Section 10.10. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

     Section 10.11. Addresses.

     The Company's address is:

                            Johnson & Johnson
                            One Johnson & Johnson Plaza
                            New Brunswick, NJ  08933
                            Attn: Treasurer

     The Trustee's address is:

                            Harris Trust and Savings Bank
                            111 West Monroe Street
                            P.O. Box 755
                            Chicago, Illinois 60690
                            Attention: Indenture Trust Division

     Section 10.12. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities. The parties agree that the exclusive place of jurisdiction for any action, suit or proceeding relating to this Indenture shall be in the courts of the United States of America sitting in the Borough of Manhattan in the City of New York or, if such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and the parties hereby irrevocably and unconditionally agree to submit to the jurisdiction of such courts for purposes of any such action, suit or proceeding. Each of the Company and the Trustee irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum.

                                  SIGNATURES
                                  ----------

                                             JOHNSON & JOHNSON

                                             By J.C. Walcott/s/
                                                ------------------------
                                                J.C. Walcott
                                                Vice President, Finance

                                             HARRIS TRUST AND SAVINGS BANK

                                             By R.G. Mason/s/
                                                ------------------------
                                                R.G. Mason
                                                Vice President

                                                               Appendix 1
                                                               (4 pages)

                              FURTHER COVENANTS
1.  Definitions.

     "Consolidated Net Tangible Assets" means the total amount of assets
(less applicable reserves and other properly deductible items) after deducting
(1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and
(2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and determined.in accordance with generally accepted accounting principles.

     "Funded Debt" means indebtedness of the Company or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles and in each case ranking at least pari passu with the Securities.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest.

     "Restricted Property" means (1) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary and located within the continental United States of America which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets, or (2) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, "manufacturing facility" means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing such as quality assurance, engineering, maintenance, staging areas for work in process materials, employees, eating and comfort facilities and manufacturing administration, and it excludes sales offices, research facilities and facilities used only for warehousing or general administration.


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




     "Sale and Leaseback Transaction" means any arrangement with any person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such person, other than (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and a Subsidiary or between Subsidiaries, (3) leases of a Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property, and
(4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

     "Subsidiary" means a corporation the majority of the outstanding voting stock of which is owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries.

     "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Securities of all series (including the effective interest rate on any original issue discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 3 of this Appendix.

2. Limitation on Liens. The Company shall not create, assume or suffer to exist any Lien upon any Restricted Property to secure any debt of the Company, any Subsidiary or any other person, or permit any Subsidiary so to do, without making effective provision whereby the Securities then outstanding and having the benefit of this Section shall be secured by the Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company or any Subsidiary from creating, assuming or suffering to exist Liens of the following character:

     (1) with respect to any series of Securities any Lien existing on the date of issuance of the series;

     (2) any Lien existing on property owned or leased by a corporation at the time it becomes a Subsidiary;

     (3) any Lien existing on property at the time of the acquisition thereof by the Company or a Subsidiary;

     (4) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property;

     (5) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction, alteration, repair or improvement of Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property;

     (6) any Lien securing debt of a Subsidiary owing to the Company or to another Subsidiary;

     (7) any Lien in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

     (8) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (7) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

     (9) any Lien not permitted by clauses (1) through (8) above securing debt which, together with the aggregate outstanding principal amount of all other debt of the Company and its Subsidiaries owning Restricted Property which would otherwise be subject to the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 3 of this Appendix but for this clause (9), does not at any time exceed 10% of Consolidated Net Tangible Assets.

3. Limitation on Sale and Leaseback. The Company shall not enter into any Sale and Leaseback Transaction, nor permit any Subsidiary owning Restricted Property so to do, unless either:

     (1) the Company or such Subsidiary would be entitled to incur debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the outstanding Securities) because such Liens would be of such character that no violation of any of the provisions of
Section 2 of this Appendix would result, or

     (2) the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction.

1912X